UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

☑    Filed by the Registrant         ☐    Filed by a Party other than the Registrant

Check the appropriate box:
☑	Preliminary Proxy Statement
◻	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
◻	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

FuelCell Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required.
◻	Fee paid previously with preliminary materials.
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of
Special Meeting &
Proxy Statement

VIRTUAL SPECIAL MEETING | OCTOBER 31, 2024

Dear Fellow FuelCell Energy Stockholder

. ely,

September [__], 2024

On behalf of the Board of Directors of FuelCell Energy, Inc., our senior management team and all our team members, we are pleased to invite you to a special meeting of stockholders (the “Special Meeting”) to be held on Thursday, October 31, 2024, at 11:00 a.m. Eastern Daylight Time. The Special Meeting will be conducted virtually via live audio webcast on the Internet.

The accompanying Notice of Special Meeting and Proxy Statement, which you are urged to read carefully, provide important information regarding the business to be conducted at the Special Meeting. Whether or not you expect to attend the Special Meeting, we urge you to submit your proxy. You may submit your proxy by telephone or online, or by completing, signing, dating and returning the enclosed proxy card or voting instruction form. If you decide to attend the Special Meeting, you will be able to vote electronically, even if you have previously submitted your proxy.

We sincerely appreciate your support, and we look forward to delivering on our shared vision of success and our purpose to enable a world empowered by clean energy. In order to continue the progress we have made toward our long-term goals, we need your vote.

Thank you for your investment in FuelCell Energy, Inc.

Sincerely,

JAMES H. ENGLAND

CHAIRMAN OF THE BOARD

Dear Fellow FuelCell Energy Stockholder

We are pleased to invite you to FuelCell Energy, Inc.’s Special Meeting of Stockholders to be held on Thursday, October 31, 2024 at 11:00 a.m. Eastern Daylight Time. The Special Meeting will be a completely “virtual meeting,” conducted via live audio webcast on the Internet. This booklet includes the Notice of Special Meeting and the Proxy Statement.

The Proxy Statement fully describes the business we will conduct at the Special Meeting and provides information about the Company that you should consider when voting your shares.

As a stockholder, your vote is very important, and we request that you submit your proxy as promptly as possible. We encourage you to vote your shares by proxy even if you plan to attend the Special Meeting.

The Board of Directors recommends the approval of the proposals being presented at the Special Meeting as being in the best interest of the Company and its stockholders.

Sincerely,

JASON FEW

PRESIDENT & CHIEF EXECUTIVE OFFICER

“YOUR VOTE IS VERY IMPORTANT. WE ENCOURAGE YOU TO
SUBMIT YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE MEETING.
THANK YOU.”

Notice of Special Meeting of Stockholders

THURSDAY, OCTOBER 31, 2024 11:00 a.m. Eastern Daylight Time

The Special Meeting of Stockholders will be a completely “virtual meeting,” conducted via live audio webcast on the Internet. You will be able to attend the Special Meeting as well as vote and submit your questions during the live audio webcast of the meeting by visiting www.virtualshareholdermeeting.com/FCEL2024SM and entering the 16-digit control number included in our notice of internet availability of proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.

RECORD DATE	MATERIALS TO REVIEW	PROXY VOTING	ADMISSION
Holders of record of our Common Stock on September 10, 2024, the record date, are entitled to notice of, and to vote at, the Special Meeting.	This booklet contains our Notice of Special Meeting and our Proxy Statement, which fully describes the business we will conduct at the Special Meeting.	It is important that your shares are represented and voted at the Special Meeting. Please submit your proxy according to the instructions under “How to Vote” in the Proxy Summary.	To attend the Special Meeting, please follow the “Meeting Attendance” instructions in the Proxy Summary.

ITEMS OF BUSINESS
1.

To adopt an amendment (the “Charter Amendment”) to the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to effect a reverse stock split (the “Reverse Stock Split”) of our issued and outstanding shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and shares of Common Stock held in treasury at a specific ratio ranging from one-for-ten (1:10) to one-for-thirty (1:30), at any time prior to May 23, 2025, with the exact ratio to be determined by the Board of Directors without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”); and

2.

To approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal”).

A copy of the Certificate of Amendment of the Certificate of Incorporation setting forth the Charter Amendment is attached as Annex A to the accompanying Proxy Statement and is also incorporated herein by reference.

By Order of the Board of Directors,

JOSHUA DOLGER

Executive Vice President, General Counsel,

and Corporate Secretary

September [     ], 2024

REVIEW YOUR PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTE IN ONE OF FOUR WAYS:

INTERNET	BY TELEPHONE	BY MAIL	VIA WEBCAST

Visit the website on your proxy card Or scan the following QR Code	Call the telephone number on your proxy card	Sign, date and return your proxy card in the enclosed envelope	Attend and vote at the virtual Special Meeting See page 3 for instructions on how to attend

Please refer to the proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on October 31, 2024: The Notice of Special Meeting and Proxy Statement are available at www.proxyvote.com (using the 16-digit control number included in our notice of internet availability of proxy materials, on your proxy card or in the instructions that accompanied your proxy materials), as well as on our website at www.fuelcellenergy.com.

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact Alliance Advisors, LLC, the proxy solicitation agent for FuelCell Energy, Inc., by telephone at (888) 490-5067 (toll free) or by email at fcel@allianceadvisors.com.

Proxy Statement

FuelCell Energy, Inc., a Delaware corporation (referred to in this Proxy Statement as “we,” “FuelCell”, “FuelCell Energy” or the “Company”), is providing you with this Proxy Statement in connection with the solicitation by FuelCell’s Board of Directors (the “Board”) of proxies to be voted at FuelCell’s Special Meeting of Stockholders (the “Special Meeting”) and at any adjournment or postponement thereof. The Special Meeting will be a completely “virtual meeting” of stockholders to be held on Thursday, October 31, 2024 at 11:00 a.m. Eastern Daylight Time. You will be able to attend the Special Meeting as well as vote and submit your questions during the live audio webcast of the meeting by visiting www.virtualshareholdermeeting.com/FCEL2024SM and entering the 16-digit control number included in our notice of internet availability of proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. The address of our principal executive office is 3 Great Pasture Road, Danbury, Connecticut 06810.

The Board has set the close of business on September 10, 2024 as the record date for the determination of holders of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”), who are entitled to notice of, and to vote at, the Special Meeting.

As of September 10, 2024, there were [556,009,549] shares of Common Stock outstanding and entitled to vote at the Special Meeting. Holders of Common Stock outstanding at the close of business on the record date will be entitled to one vote for each share held on the record date.

We are providing access to our proxy materials online under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this Proxy Statement. The notice contains instructions on how to access documents online. The notice also contains instructions on how stockholders can receive a paper copy of our materials, including this Proxy Statement and a form of proxy card or voting instruction card. Those who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy by mail unless they have previously requested delivery of materials electronically.

The Notice of Special Meeting, Proxy Statement and proxy card are first being distributed and made available to our stockholders on September [17], 2024.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on October 31, 2024: The Notice of Special Meeting and Proxy Statement are available at www.proxyvote.com (using the 16-digit control number included in our notice of internet availability of proxy materials, on your proxy card or in the instructions that accompanied your proxy materials), as well as on our website at www.fuelcellenergy.com.

Special Meeting Proxy Statement	1

Proxy Summary

This summary highlights selected information contained throughout this Proxy Statement. Please read the entire Proxy Statement before casting your vote.

Eligibility to Vote

Holders of record of our Common Stock at the close of business on September 10, 2024, the record date, are entitled to vote at the Special Meeting.

How to Vote

You may submit your proxy or vote using any one of the following methods. In all cases, you should have your 16-digit control number from your proxy card or notice of internet availability of proxy materials available and follow the instructions. Proxies submitted online or via telephone prior to the commencement of the Special Meeting will be accepted until 11:59 p.m. (EDT) on October 30, 2024. See “Meeting Attendance” below for instructions on how you may vote your shares electronically during the Special Meeting.

ONLINE AT www.proxyvote.com	BY TELEPHONE AT 1-800-690-6903	ONLINE using your mobile device by scanning the QR Code	BY MAIL by voting, signing, dating, and timely mailing your Proxy Card

Meeting Information

TIME AND DATE:	VIRTUAL MEETING ADDRESS:
Thursday, October 31, 2024 at 11:00 a.m. (EDT)	www.virtualshareholdermeeting.com/FCEL2024SM

4
2	Special Meeting Proxy Statement

Meeting Attendance

The Special Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Special Meeting by visiting the following website www.virtualshareholdermeeting.com/FCEL2024SM. To participate in the Special Meeting, you will need the 16-digit control number included on your notice of internet availability of proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Special Meeting. Shares for which you are the beneficial owner but not the stockholder of record may also be voted electronically during the Special Meeting. However, even if you plan to attend the virtual Special Meeting, the Company recommends that you submit your proxy in advance, so that your vote will be counted if you later decide not to attend the Special Meeting.

You are entitled to attend the virtual Special Meeting only if you were a stockholder as of the record date for this Special Meeting, which was September 10, 2024, or you hold a valid proxy for the Special Meeting. If you were a stockholder as of the record date, you may attend the Special Meeting, vote and submit a question during the Special Meeting by visiting www.virtualshareholdermeeting.com/FCEL2024SM and using your 16-digit control number to enter the Special Meeting.

Stockholder Voting Matters

Proposals	Board & Management Recommendation	Page Reference (for more detail)

1. To adopt an amendment (the “Charter Amendment”) to the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to effect a reverse stock split (the “Reverse Stock Split”) of our issued and outstanding shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and shares of Common Stock held in treasury at a specific ratio ranging from one-for-ten (1:10) to one-for-thirty (1:30), at any time prior to May 23, 2025, with the exact ratio to be determined by the Board without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”); and

	For	Page 7

2. To approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal”).

	For	Page 17

Company Profile

Headquartered in Danbury, Connecticut, FuelCell Energy is a global leader in delivering environmentally responsible distributed baseload energy platform solutions through our proprietary fuel cell technology. Today, we offer commercial technology that produces clean electricity, heat, clean hydrogen, and water and is also capable of recovering and capturing carbon for utilization and/or sequestration, depending on product configuration and application. We also continue to invest in product development and commercializing technologies that are expected to add new capabilities to our platforms’ abilities to deliver hydrogen and long duration hydrogen-based energy storage through our solid oxide technologies, as well as further enhance our existing platforms’ carbon capture solutions.

FuelCell Energy is focused on advancing sustainable clean energy technologies that address some of the world’s most critical challenges around energy access, security, resilience, reliability, affordability, safety and environmental stewardship. As a leading global manufacturer of proprietary fuel cell technology platforms, FuelCell Energy is uniquely positioned to serve customers worldwide with sustainable products and solutions for industrial and commercial businesses, utilities, governments, municipalities, and communities.

Websites

Links to websites included in this Proxy Statement are provided solely for convenience. Information contained on websites, including on our website, is not, and will not be deemed to be, a part of or incorporated by reference into this Proxy Statement or any of our other filings with the Securities and Exchange Commission (the “SEC”).

Special Meeting Proxy Statement	3

Forward-Looking Statements

This Proxy Statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our plans and expectations with respect to the continuing development and commercialization of our current and future fuel cell technologies, the potential impacts and effects of the implementation of the Reverse Stock Split, and the potential impacts and effects of the failure of the stockholders to approve the Reverse Stock Split Proposal. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Factors that could cause such a difference are disclosed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and subsequent Quarterly Reports on Form 10-Q. Stockholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this Proxy Statement are made only as of the date of this document, unless otherwise specified and, except as required by law, we assume no obligation, and disclaim any obligation, to update such statements to reflect events or circumstances occurring after the date of this Proxy Statement.

4	Special Meeting Proxy Statement

Security Ownership of Certain Beneficial
Owners and Management

The following table sets forth certain information as of September 10, 2024, with respect to: (a) each of our directors; (b) each of our named executive officers identified in the Fiscal Year 2023 Summary Compensation Table on page 51 of our Definitive Proxy Statement on Schedule 14A filed with the SEC on February 16, 2024; (c) all of our directors and executive officers as a group; and (d) the stockholders known to us who beneficially own more than 5 percent of the outstanding Common Stock of the Company.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all shares of Common Stock they beneficially own. Applicable percentage ownership is based on [556,009,549] shares of Common Stock outstanding on September 10, 2024. In computing the number of shares of Common Stock beneficially owned by a person and the applicable percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 10, 2024 and shares of Common Stock issuable upon the vesting of restricted stock units (“RSUs”) within 60 days of September 10, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1 percent is denoted with an asterisk (“*”).

Unless indicated otherwise, the address of each holder is in care of FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, CT 06810.

		Number of Shares	Percentage
Name	Position	Beneficially Owned(1)	Beneficially Owned
Directors and Named Executive Officers
Jason Few	President, Chief Executive Officer and Director	[831,258]	*
Michael S. Bishop	Executive Vice President, Chief Financial Officer and Treasurer	[172,556]	*
Michael J. Lisowski	Executive Vice President and Chief Operating Officer	[149,288]	*
Joshua Dolger	Executive Vice President, General Counsel and Corporate Secretary	[55,780]	*
Mark Feasel	Executive Vice President and Chief Commercial Officer	[120,634]	*
James H. England(2)	Director	[8,836]	*
Matthew F. Hilzinger(3)	Director	[277]	*
Natica von Althann(4)	Director	[4,167]	*
Cynthia Hansen(5)	Director	[18,579]	*
Donna Sims Wilson(6)	Director	[8,143]	*
Betsy Bingham(7)	Director	[80,179]	*
Tyrone Michael Jordan	Director	[0]	*
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (13 PERSONS)	—	[1,565,392]	*
Greater than 5% Stockholders
BlackRock, Inc.(8)	—	35,027,576	[6.3]%
The Vanguard Group – 23-1945930(9)	—	42,555,798	[7.6]%

*Less than one percent.

(1)	Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

(2)	Mr. England’s shareholdings include options to purchase [8,558] shares of common stock, which are currently exercisable. His shareholdings as reported do not include [224,311] vested deferred shares of common stock and [134,144] vested deferred stock units.

Special Meeting Proxy Statement	5

(3)	Mr. Hilzinger’s shareholdings include options to purchase [277] shares of common stock, which are currently exercisable. His shareholdings do not include [13,222] vested deferred shares of common stock and [134,144] vested deferred stock units.

(4)	Ms. von Althann’s shareholdings include options to purchase [277] shares of common stock, which are currently exercisable. Her shareholdings do not include [54,413] vested deferred shares of common stock and [113,493] vested deferred stock units.

(5)	Ms. Hansen shares voting and dispositive power with her spouse with respect to all [18,579] shares. Her shareholdings do not include [60,662] vested deferred shares of common stock and [62,377] vested deferred stock units.

(6)	Ms. Wilson’s shareholdings do not include [62,377] vested deferred stock units.

(7)	Ms. Bingham's shareholdings do not include [23,732] vested deferred shares of common stock and [16,508] vested deferred stock units.

(8)	The number of shares beneficially owned is as of December 31, 2023, as reported by BlackRock, Inc. in Amendment No. 5 to Schedule 13G filed with the SEC on January 26, 2024. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. BlackRock, Inc. has sole power to vote or direct the vote with respect to 34,121,712 of these shares and sole power to dispose or to direct the disposition of 35,027,576 of these shares.

(9)	The number of shares beneficially owned is as of December 29, 2023, as reported by The Vanguard Group — 23-1945930 in Amendment No. 3 to Schedule 13G filed with the SEC on February 13, 2024. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group has shared power to vote or direct the vote with respect to 274,908 of these shares, sole power to dispose or to direct the disposition of 41,859,689 of these shares, and shared power to dispose or to direct the disposition of 696,109 of these shares. The Vanguard Group does not have the sole power to vote or direct the vote with respect to any of these shares.

6	Special Meeting Proxy Statement

Proposal 1

The Reverse Stock Split Proposal

General Description of Proposal

We are asking stockholders to adopt an amendment (the “Charter Amendment”) to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split (the “Reverse Stock Split”) of our outstanding shares of Common Stock and shares of Common Stock held in treasury at a specific ratio ranging from one-for-ten shares (1:10) to one-for-thirty shares (1:30) with the ratio to be determined by our Board. This proposal is referred to in this Proxy Statement as the “Reverse Stock Split Proposal” or “Proposal 1.” If the stockholders approve this Proposal 1, the Board will have the authority to decide, at any time prior to May 23, 2025, whether to implement the Reverse Stock Split and, if it determines to implement the Reverse Stock Split, the precise ratio of the Reverse Stock Split within the range described above.

The Reverse Stock Split, if implemented, will be realized simultaneously for all outstanding shares of Common Stock and shares of Common Stock held in treasury and the ratio determined by the Board will be the same for all outstanding shares of Common Stock. The Reverse Stock Split will affect all holders of Common Stock uniformly and each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for adjustments that may result from the treatment of fractional shares as described below. The Reverse Stock Split will not change the total number of authorized shares of Common Stock, and the par value of the Common Stock will remain at $0.0001 per share. The number of authorized shares of preferred stock will also remain the same. The Certificate of Amendment of the Certificate of Incorporation setting forth the Charter Amendment to effect the Reserve Stock Split is attached hereto as Annex A (the “Certificate of Amendment”). The following discussion is qualified in its entirety by the full text of the the Certificate of Amendment, which is incorporated herein by reference.

The Board has declared advisable and approved, and recommended stockholder adoption of, the Charter Amendment to effect the Reverse Stock Split. If the stockholders approve this Proposal 1, the Board will have the authority to determine in its discretion whether to effect any Reverse Stock Split and, if effected, the precise ratio of the Reverse Stock Split within the range described above. If the stockholders approve this Reverse Stock Split Proposal, no further action on the part of our stockholders will be required to either implement or abandon the Reverse Stock Split. As detailed below, if the Board does not effect the Reverse Stock Split on or before May 23, 2025, the Board will no longer be permitted to effect the Reverse Stock Split without further approval by the stockholders.

The Board is asking that stockholders approve a range of exchange ratios for the Reverse Stock Split because it is not possible at this time to predict market conditions at the time the Reverse Stock Split would be implemented. If stockholders approve the proposal for the Reverse Stock Split at the Special Meeting, the Board will be authorized to implement the Reverse Stock Split at any number ratio between one-for-ten and one-for-thirty, or to abandon the split, as determined at the discretion of the Board.

The Board’s determination as to whether and when to effect the Reverse Stock Split and the applicable ratio for the Reverse Stock Split will be based on a number of factors, including the closing bid price for our Common Stock, the status of our compliance with the listing rules of The Nasdaq Stock Market (“Nasdaq”), prevailing market conditions, existing and expected trading prices for our Common Stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our Common Stock.

The Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders.

Special Meeting Proxy Statement	7

There are certain risks associated with a reverse stock split, and we cannot accurately predict whether, or assure that, the Reverse Stock Split will produce or maintain the desired results (for more information on the risks, see the section below entitled “Certain Risks Associated with the Reverse Stock Split”). However, our Board believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote in favor of this Proposal 1.

If the Board determines to implement the Reverse Stock Split, the Board, at a meeting or by consent in lieu of a meeting, will resolve to effect the Reverse Stock Split and determine the precise ratio of the split. If the Board decides to implement the Reverse Stock Split, there will be a public announcement of the split ratio chosen by the Board and the Reverse Stock Split will thereafter become effective at the time set forth in the Certificate of Amendment setting forth the Charter Amendment filed with the Secretary of State of the State of Delaware.

Purpose of the Reverse Stock Split

The Board believes that implementing the Reverse Stock Split is likely to increase the market price for our Common Stock as fewer shares will be outstanding. The Board believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split would, among other things, help us to or help to (as applicable):

●	Meet certain continued listing requirements of The Nasdaq Global Market, including the minimum bid price requirement described below, or any other market on which our Common Stock may be listed;
●	Appeal to a broader range of investors to generate greater investor interest in the Company;
●	Improve the perception of our Common Stock as an investment security; and
●	Provide us with additional shares of Common Stock for future corporate purposes, including, but not limited to, future capital raising transactions.

Our Common Stock is listed on The Nasdaq Global Market (FCEL), which imposes continued listing requirements with respect to listed shares. On May 31, 2024, we received written notice from the Listing Qualifications Department of Nasdaq notifying us that we are not in compliance with Nasdaq Listing Rule 5450(a)(1) because the closing bid price of our Common Stock was below the required minimum of $1.00 per share for the previous 30 consecutive business days. In accordance with Nasdaq Listing Rules, we have a period of 180 calendar days, or until November 27, 2024, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days during this 180-calendar day period. Reducing the number of shares of our Common Stock outstanding through the Reverse Stock Split may increase the price per share of our Common Stock, but there can be no certainty or assurance that it will do so or that it will do so for a sufficient period of time for us to regain compliance with the minimum bid price requirement.

If we do not regain compliance with Nasdaq Listing Rule 5450(a)(1) by November 27, 2024, we may be eligible for an additional 180 calendar day compliance period if we transfer the listing of our Common Stock to The Nasdaq Capital Market. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards of The Nasdaq Capital Market, with the exception of the minimum bid price requirement, and would need to provide written notice of our intention to cure the minimum bid price deficiency during the second compliance period by effecting a reverse stock split if necessary. As part of its review process, Nasdaq staff would make a determination of whether they believe we will be able to cure this deficiency. If Nasdaq staff concludes that we will not be able to cure the deficiency, if we are otherwise not eligible for an additional 180-day compliance period, if we are not able to regain compliance within such additional 180-day period, or if we are otherwise not eligible for continued listing on Nasdaq, Nasdaq staff will provide notice that our Common Stock will be subject to delisting. Such delisting could adversely affect the market price and liquidity of our Common Stock and reduce our ability to raise additional capital.

The Board has concluded that, absent a significant market-driven increase in our stock price, the best way for us to increase the closing bid price of our Common Stock to the level satisfactory to meet the continued listing requirements of Nasdaq is to effect the Reverse Stock Split. We believe that listing our Common Stock on Nasdaq improves the marketability and liquidity of our Common Stock by making it available to a broader range of potential investors. If our Common Stock is delisted from Nasdaq, we believe this would, in addition to the effects described above, reduce the volume of shares traded and increase the volatility of our stock price. We believe that the Reverse Stock Split will be sufficient to satisfy the minimum $1.00 per share bid price requirement for continued listing on Nasdaq. However, following the Reverse Stock Split, there can be no assurance that the market price of our Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split Common Stock can be maintained at the minimum per share bid price required by Nasdaq.

8	Special Meeting Proxy Statement

The Board further believes that the Reverse Stock Split will extend the Board’s flexibility to make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that stockholder approval of this Reverse Stock Split Proposal will extend the Board’s flexibility to make our Common Stock a more attractive and cost effective investment for many investors, which we believe will enhance the liquidity of the holders of our Common Stock.

Furthermore, while the implementation of the Reverse Stock Split would not change the total number of shares of our Common Stock authorized for issuance, the number of shares of our Common Stock available for issuance following the implementation of the Reverse Stock Split would increase to the extent the Reverse Stock Split reduces the number of outstanding shares of our Common Stock. Accordingly, the Reverse Stock Split would provide the Company with additional authorized, unissued and otherwise unreserved shares that may be used for future corporate purposes, including, but not limited to, future acquisitions, future investment opportunities, raising additional capital for commercialization of our advanced technologies, project advancement and financing, the establishment of collaboration or other strategic agreements, future capital raising transactions utilizing equity or convertible debt securities, future at the market offering programs or other offerings of Common Stock, or issuance under current or future employee stock purchase plans or employee equity plans, although, as of the date of this Proxy Statement, there are no immediate plans, arrangements, commitments or understandings with respect to the issuance of any of such additional authorized, unissued and otherwise unreserved shares and the number of such shares that may be issued in the future is therefore unknown.

If this Proposal 1 is approved by the stockholders, the Board, in its sole discretion, will determine whether the Reverse Stock Split is in the best interests of the Company and our stockholders, taking into consideration any factors that the Board determines at the time are relevant, including, without limitation, the factors discussed in this Reverse Stock Split Proposal. If our Board believes that the Reverse Stock Split is in our best interests and the best interests of our stockholders, the Board will then implement the Reverse Stock Split.

In order to implement the Reverse Stock Split, we would file the Certificate of Amendment setting forth the Charter Amendment with the Secretary of State of the State of Delaware at such time as our Board determines is appropriate but no later than May 23, 2025. The Charter Amendment would add the following paragraph to the end of Article Fourth of the Certification of Incorporation:

“Upon the filing and effectiveness of this Certificate of Amendment (the “Effective Time”), the shares of the Common Stock issued and outstanding or held in the treasury (if any) immediately prior to the Effective Time shall be automatically combined and reclassified, without further action, such that each ten (10) to thirty (30) shares of issued Common Stock immediately prior to the Effective Time is reclassified into one (1) validly issued, fully paid and non-assessable share of Common Stock, the exact ratio within the ten (10) to thirty (30) range to be determined by the Board of Directors prior to the Effective Time and publicly announced by the Corporation. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any holder of Common Stock immediately prior to the Effective Time who would otherwise be entitled to a fraction of a share of Common Stock shall be entitled to receive a cash payment (without interest) in an amount equal to the fraction of a share of Common Stock to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported on The Nasdaq Stock Market, on the date of the Effective Time. Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified, provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.”

Board Discretion to Implement the Reverse Stock Split and Determine the Ratio

If this Reverse Stock Split Proposal is approved by our stockholders, the Certificate of Amendment setting forth the Charter Amendment will be filed, if at all, only upon a determination by the Board, on or prior to May 23, 2025, that the Reverse Stock Split is in the best interests of the Company and our stockholders. Such determination will be based on certain factors, including the closing bid price for our Common Stock, the status of our compliance with Nasdaq Listing Rules, prevailing market conditions, existing and expected trading prices for our Common Stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our Common Stock.

Special Meeting Proxy Statement	9

Notwithstanding approval by the stockholders of this Reverse Stock Split Proposal, the Board may determine not to effect the Reverse Stock Split. If the Board elects not to implement the Reverse Stock Split on or prior to May 23, 2025, stockholder approval would again be required prior to implementing any reverse stock split subsequent to May 23, 2025.

The ratio of the Reverse Stock Split, if approved and implemented, will be not less than one-for-ten and not more than one-for-thirty, as determined by the Board in its sole discretion.

For example, if a stockholder presently holds 100 shares of our Common Stock, he or she would hold 10 shares of Common Stock following a one-for-ten reverse stock split, or 3 shares of Common Stock following a one-for-thirty reverse stock split, with an additional amount of cash in lieu of fractional shares as described below under “Treatment of Fractional Shares.”

Prior to the effective date of the Reverse Stock Split, if effected, the exact ratio of the Reverse Stock Split will be publicly disclosed.

In determining the Reverse Stock Split ratio, the Board will consider numerous factors, including without limitation:

●	the historical and projected performance of our Common Stock;
●	the closing bid price for our Common Stock;
●	existing and expected trading prices for our Common Stock;
●	actual or forecasted results of operations, and the likely effects of such results on the market price of our Common Stock;
●	prevailing market conditions;
●	general economic and other related conditions prevailing in our industry and in the marketplace;
●	our capitalization (including the number of shares of Common Stock issued and outstanding);
●	the prevailing trading price for our Common Stock, the volume level thereof and the status of our compliance with Nasdaq rules and requirements; and
●	the potential devaluation of our market capitalization as a result of the Reverse Stock Split.

Our purpose for requesting authorization to implement the Reverse Stock Split at a ratio to be determined by the Board, as opposed to a ratio that is fixed in advance, is to give the Board the flexibility to take into account then-current market conditions and changes in the price of our Common Stock and to respond to any other developments that may be relevant when considering the appropriate ratio.

Principal Effects of the Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares (and shares held in treasury) of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of Common Stock into a proportionately smaller number of shares. After the effective date of the Reverse Stock Split, if implemented, each stockholder will own a reduced number of shares of Common Stock. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power as described below (except to the extent that the Reverse Stock Split would result in stockholders receiving cash in lieu of fractional shares). All shares of Common Stock will remain validly issued, fully paid and non-assessable.

The Reverse Stock Split, if implemented, will also reduce the number of shares of Common Stock reserved for future awards under the Company’s 2018 Omnibus Incentive Plan, as amended and restated (the “Omnibus Plan”), and the Company’s 2018 Employee Stock Purchase Plan, as amended and restated (the “ESPP”). The per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of Common Stock issuable upon the exercise of all outstanding option awards will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon exercise of such option awards will be reduced proportionately following the Reverse Stock Split. The number of shares of Common Stock issuable upon settlement of outstanding or promised restricted stock unit, performance stock unit and deferred stock unit awards, and the number of shares of outstanding restricted stock subject to outstanding awards, if any, will be reduced proportionately. Likewise, the number of shares required to be held under the stock ownership guidelines for the non-employee independent directors of the Board and the executive officers will be reduced proportionately, as will the share limits in our Equity Award Grant Policy.

10	Special Meeting Proxy Statement

The Reverse Stock Split, if implemented, will also reduce the number of shares of Common Stock issued upon a conversion or redemption of the Company’s 5% Series B Cumulative Convertible Perpetual Preferred Stock (the “Series B Preferred Stock”). The conversion price applicable to the Series B Preferred Stock will be increased proportionately, which will reduce the aggregate number of shares of Common Stock issuable upon any such conversion or redemption proportionately with the reduction to the total number of shares of outstanding Common Stock.

We are currently authorized to issue up to 1,000,000,000 shares of Common Stock, of which [556,009,549] shares were issued and outstanding as of September 10, 2024, and 250,000 shares of preferred stock, par value $0.01 per share, of which 64,020 shares of Series B Preferred Stock were issued and outstanding as of September 10, 2024. If we effect the Reverse Stock Split and file the Certificate of Amendment setting forth the Charter Amendment, the number of shares of our authorized Common Stock will remain unchanged and the number of shares of our authorized preferred stock will remain unchanged, but the number of outstanding shares of Common Stock will be reduced. The Charter Amendment will not affect the par value of our Common Stock which will remain at $0.0001 per share or our preferred stock which will remain at $0.01 per share.

Because implementation of the Reverse Stock Split would not change the total number of shares of our Common Stock authorized for issuance, the number of shares of our Common Stock available for issuance following the implementation of the Reverse Stock Split would increase to the extent the Reverse Stock Split reduces the number of outstanding shares of our Common Stock. Accordingly, the Reverse Stock Split would provide the Company with additional authorized, unissued and otherwise unreserved shares of Common Stock available for future corporate purposes, including, but not limited to, future acquisitions, future investment opportunities, raising additional capital for commercialization of our advanced technologies, project advancement and financing, the establishment of collaboration or other strategic agreements, future capital raising transactions utilizing equity or convertible debt securities, future at the market offering programs or other offerings of Common Stock, or issuance under current or future employee stock purchase plans or employee equity plans. The issuance of such additional authorized, unissued and otherwise unreserved shares in connection with such transactions may result in potentially significant dilution of our current stockholders' ownership interests in the Company. As of the date of this Proxy Statement, the Company has no immediate plans, arrangements, commitments or understandings with respect to the issuance of such additional authorized, unissued and otherwise unreserved shares.

The following table illustrates the effects of the Reverse Stock Split at the exchange ratios of one-for-ten and one-for-thirty, without giving effect to any adjustments for fractional shares of Common Stock, on our outstanding shares of Common Stock as of September 10, 2024.

	Before Reverse Stock Split	1-for-10	1-for-30
Shares Issued and Outstanding	[556,009,549]	[55,600,955]	[18,533,652]
Shares Reserved for Future Grants of Awards Under the Omnibus Plan	[16,859,921]	[1,685,992]	[561,997]
Shares Reserved for Future Issuance Under the ESPP	[346,871]	[34,687]	[11,562]
Shares Reserved for Issuance Upon Conversion of Series B Preferred Stock	[37,837]	[3,784]	[1,261]
Shares Reserved for Issuance Upon Exercise of Outstanding Options to Purchase Common Stock	[17,318]	[1,732]	[577]
Shares Reserved for Issuance Under Outstanding Performance Stock Units (at Maximum Performance)	[12,365,562]	[1,236,556]	[412,185]
Shares Reserved for Issuance Under Outstanding Time-Based Restricted Stock Units and Deferred Stock Units	[12,226,830]	[1,222,683]	[407,561]
Shares Reserved for Potential Issuance Under Open Market Sales Agreement	[296,147,527]	[29,614,753]	[9,871,584]
Total Number of Shares of Common Stock Authorized to be Issued	1,000,000,000	1,000,000,000	1,000,000,000

Because no fractional shares will be issued, certain holders of our Common Stock will have the number of shares of Common Stock held by them reduced to zero in the event that the Reverse Stock Split is implemented. Although the number of our outstanding shares of Common Stock would decrease as a result of the Reverse Stock Split, the Board does not intend to use the Reverse Stock Split as a part of, or a first step in, a “going private” transaction within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split, if implemented, will not affect the registration of our Common Stock under the Exchange Act. If the Reverse Stock Split is implemented, our Common Stock will continue to be reported on The Nasdaq Global Market (or The Nasdaq Capital Market, in the event that the listing of our Common Stock is transferred to that market as described above) under the symbol “FCEL”.

Special Meeting Proxy Statement	11

Certain Risks Associated with the Reverse Stock Split

A reverse stock split could result in a significant devaluation of the Company’s market capitalization and the trading price of our Common Stock.

Although we expect that the Reverse Stock Split will result in an increase in the market price of our Common Stock, we cannot assure you that the Reverse Stock Split, if implemented, will increase the market price of our Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding or result in a permanent increase in the market price. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split and, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

The effect of the Reverse Stock Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The Company previously effected reverse stock splits in December 2015 and in May 2019. The market price of our Common Stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. If the Reverse Stock Split is implemented and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The Reverse Stock Split may result in some stockholders owning “odd lots” (fewer than 100 shares) that may be more difficult to sell or require greater transaction costs per share to sell.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not necessarily improve.

Although the Board believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares of Common Stock outstanding after the Reverse Stock Split.

Furthermore, because implementation of the Reverse Stock Split would not change the total number of shares of our Common Stock authorized for issuance, the number of shares of our Common Stock available for issuance following the implementation of the Reverse Stock Split would increase to the extent the Reverse Stock Split reduces the number of outstanding shares of our Common Stock. Such available shares may be used for future corporate purposes, including, but not limited to, future acquisitions, future investment opportunities, raising additional capital for commercialization of our advanced technologies, project advancement and financing, the establishment of collaboration or other strategic agreements, future capital raising transactions utilizing equity or convertible debt securities, future at the market offering programs or other offerings of Common Stock, or issuance under current or future employee stock purchase plans or employee equity plans, and the issuance of such available shares in connection with such transactions may result in potentially significant dilution of our current stockholders' ownership interests in the Company.

Potential Consequences if the Reverse Stock Split is Not Approved

If the Reverse Stock Split is not approved by our stockholders, our Board will not have the authority to effect the Reverse Stock Split to, among other things, facilitate the continued listing of our Common Stock on The Nasdaq Global Market by increasing the per share trading price of our Common Stock to satisfy the minimum bid price requirement. Any inability of our Board to effect the Reverse Stock Split could expose the Company to delisting by Nasdaq.

If Nasdaq determines to delist our Common Stock, the delisting could adversely affect the market price and liquidity of our Common Stock, reduce our ability to raise additional capital and result in operational challenges and damage to investor relations and market reputation.

12	Special Meeting Proxy Statement

Effective Date

If we implement the Reverse Stock Split, it will become effective at the time and on the date specified in the Certificate of Amendment setting forth the Charter Amendment filed with the Secretary of State of the State of Delaware. The Board may determine to proceed with the Reverse Stock Split at any time after we receive stockholder approval, so long as it effects the Reverse Stock Split on or before May 23, 2025. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time before filing the Certificate of Amendment setting forth the Charter Amendment, the Board, in its discretion, determines that it is no longer in the Company’s best interest and the best interest of our stockholders to proceed with the Reverse Stock Split.

Treatment of Fractional Shares

Stockholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, we will pay to each registered stockholder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, in cash, the value of any fractional share interest in our Common Stock arising from the Reverse Stock Split. Registered stockholders will receive cash payment for their fractional interest, if applicable. The cash payment would equal the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock as reported on The Nasdaq Stock Market on the effective date of the Reverse Stock Split. This cash payment may be subject to applicable U.S. federal, state and local income tax.

No transaction costs will be assessed on stockholders for the cash payment. Stockholders will not be entitled to receive interest for the period of time between the effective date of the Reverse Stock Split and the date payment is made for their fractional share interest in our Common Stock. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our Common Stock at the effective date of the Reverse Stock Split to own at least one share of our Common Stock after the effectiveness of the Reverse Stock Split and you want to continue to hold our Common Stock after the Reverse Stock Split, you may do so by either:

●	purchasing a sufficient number of shares of our Common Stock to continue to hold shares after the Reverse Stock Split; or
●	if you have shares of Common Stock in more than one account, consolidating your accounts, so that you hold a number of shares of our Common Stock in at least one of your accounts prior to the Reverse Stock Split that would entitle you to receive at least one share of our Common Stock on a post-Reverse Stock Split basis. Common Stock held in registered form (that is, shares held by you in your own name on the Company’s share register maintained by its transfer agent) and Common Stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the Reverse Stock Split. Also, shares of Common Stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the Reverse Stock Split.

After the Reverse Stock Split, then-current stockholders would have no further interest in the Company with respect to their fractional shares. A person otherwise entitled to a fractional share interest would not have any voting, dividend or other rights in respect of his or her fractional interest except to receive the cash payment as described above. Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding fewer than that number of pre-split shares within the exchange ratio that is determined by the Board as described above. Reducing the number of post-split stockholders, however, is not the purpose of the Reverse Stock Split.

Effect on Beneficial Owners

Stockholders holding our Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by the Company for registered stockholders that hold such shares directly, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your bank, broker or nominee.

Special Meeting Proxy Statement	13

Effect on Registered Certificated Shares

Some registered stockholders hold their shares of Common Stock in certificate form or a combination of certificate and book-entry form. If any of your shares of our Common Stock are held in certificate form, you will receive a letter of transmittal from the Company’s transfer agent as soon as practicable after the effective date of the Reverse Stock Split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-split shares to the transfer agent. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares of Common Stock either in certificate form or electronically in book-entry form under the direct registration system. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Treatment of Fractional Shares.” No new stock certificates or payments in lieu of fractional shares will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the transfer agent.

Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Effect on Registered Book Entry Holders

The Company’s registered stockholders may hold some or all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold shares in a book-entry form, you do not need to take any action to receive your post-split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold. If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the effective date of the Reverse Stock Split. By signing and cashing this check, you will warrant that you owned the shares for which you receive a cash payment.

Accounting Consequences

The par value per share of our Common Stock will remain unchanged at $0.0001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on the Company’s balance sheet attributable to our Common Stock will be reduced proportionately from its present amount, and the additional paid in capital account will be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

No Appraisal Rights

The Company’s stockholders are not entitled to appraisal rights under Delaware law or the Company’s Certificate of Incorporation, as amended, with respect to the Charter Amendment, and the Company will not independently provide our stockholders with any such right.

Certain U.S. Federal Income Tax Requirements

The following discussion is a general summary of certain United States federal income tax considerations relating to the Reverse Stock Split that may be relevant to stockholders of the Company. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is an individual citizen or resident of the United States, a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis without regard to source of income (a “U.S. Holder”). A trust may also be a U.S. Holder if (i) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. Holder.

14	Special Meeting Proxy Statement

This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations (including private foundations), nonresident alien individuals, foreign trusts or entities, U.S. expatriates and former citizens or long-term residents of the U.S., persons subject to the alternative minimum tax, tax-qualified retirement plans, persons whose functional currency for tax purposes is not the U.S. dollar, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold stock of the Company as part of a position in a “straddle” or as part of a “hedging,” “conversion,” or other integrated investment or risk reduction transaction for federal income tax purposes, (iii) persons that do not hold stock of the Company as “capital assets” (generally, property held for investment), (iv) persons deemed to sell stock of the Company under the constructive sale provisions of the Code (as defined below); (v) persons subject to special tax accounting rules as a result of any item of gross income with respect to stock of the Company being taken into account in an “applicable financial statement” (as defined in the Code), (v) persons that acquired their shares of Common Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation, or (vi) S corporations, partnerships or other entities or arrangements treated as flow-through entities for U.S. federal income tax purposes (and investors therein). If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of stock of the Company, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold stock of the Company, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. Furthermore, this summary does not address the Medicare tax on net investment income or any foreign, state, or local tax considerations relating to the Reverse Stock Split.

We have not obtained a ruling from the Internal Revenue Service (“IRS”) or an opinion of legal or tax counsel with respect to the U.S. tax consequences of the Reverse Stock Split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each stockholder should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT UNDER YOUR PARTICULAR CIRCUMSTANCES AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

The Reverse Stock Split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. However, the Company has not sought and will not seek any ruling from the IRS regarding any matters relating to the Reverse Stock Split, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a contrary position, in which case the consequences of the Reverse Stock Split could be materially different from those described herein. Certain filings with the IRS must be made by the Company and certain “significant holders” of its Common Stock in connection with the Reverse Stock Split’s treatment as a reorganization. The tax consequences discussed below assume that the Reverse Stock Split is treated and qualifies as a recapitalization.

A U.S. Holder generally should not recognize gain or loss as a result of the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the Company’s post-Reverse Stock Split Common Stock. A U.S. Holder who receives cash in lieu of a fractional share interest in the post-Reverse Stock Split Common Stock generally should recognize capital gain or loss equal to the difference, if any, between the cash received and the portion of the tax basis of the pre-Reverse Stock Split Common Stock surrendered that is allocated to the fractional share interest. Such capital gain or loss should be short term if the pre-Reverse Stock Split Common Stock was held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year at the effective time of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. U.S. Holders who, actually or constructively for U.S. federal income tax purposes, own more than 1% of the Company’s outstanding Common Stock should consult their tax advisors as to whether any cash received in lieu of a fractional share interest could be treated as being “essentially equivalent to a dividend” and taxed accordingly.

A U.S. Holder’s aggregate tax basis of the post-Reverse Stock Split Common Stock received in the Reverse Stock Split should generally be equal to the aggregate tax basis of the pre-Reverse Stock Split Common Stock exchanged therefor (excluding any portion of the U.S. Holder’s tax basis allocated to fractional share interests). The holding period of the post-Reverse Stock Split Common Stock received in the Reverse Stock Split should include the holding period of the pre-Reverse Stock Split Common Stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Special Meeting Proxy Statement	15

Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share interest in the Company’s post-Reverse Stock Split Common Stock in the case of certain stockholders. In addition, stockholders may be subject to a backup withholding tax (at the current applicable rate of 24%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the stockholder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s unique circumstances and income tax situation. Accordingly, we urge stockholders to consult with their own tax advisors with respect to all of the potential U.S. federal, state, local and foreign tax consequences of the Reverse Stock Split.

Vote Required

Approval of this Reverse Stock Split Proposal requires the affirmative vote of a majority of the votes cast in person (online during the virtual meeting) or by proxy on such proposal at the Special Meeting. This means that this Reverse Stock Split Proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. This Reverse Stock Split Proposal is a “routine” matter under New York Stock Exchange (“NYSE”) Rule 452 on which brokers may vote without instruction from beneficial owners. Therefore, we do not expect there to be any broker non-votes with respect to this proposal, however, if there are any broker non-votes, they will not be counted as votes cast and they will have no effect on the vote on this proposal. Abstentions are not counted as votes cast and will have no effect on the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

16	Special Meeting Proxy Statement

Proposal 2

The Adjournment Proposal

Our Board is asking our stockholders to approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal.

This proposal is referred to in this Proxy Statement as the “Adjournment Proposal” or “Proposal 2.”

Under our third amended and restated by-laws, the chair of the Special Meeting also has the power to adjourn the Special Meeting, whether or not a quorum is present.

Approval of this Adjournment Proposal requires the affirmative vote of a majority of the votes cast in person (online during the virtual meeting) or by proxy on such proposal. This means that this Adjournment Proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. This Adjournment Proposal is a “routine” matter under NYSE Rule 452 on which brokers may vote without instruction from beneficial owners. Therefore, we do not expect there to be any broker non-votes with respect to this proposal, however, if there are any broker non-votes, they will not be counted as votes cast and they will have no effect on the vote on this proposal. Abstentions are not counted as votes cast and will have no effect on the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

Special Meeting Proxy Statement	17

Additional Information and Other
Matters

General

Holders of Common Stock as of the close of business on September 10, 2024 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. As of the Record Date, there were [556,009,549] shares of Common Stock issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held on the Record Date, including Common Stock:

●	Held directly in the stockholder’s name as “stockholder of record” (also referred to as “registered stockholder”);
●	Held for the stockholder in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders are encouraged to instruct their brokerage firm, bank or nominee on how to vote their shares; and
●	Held for the stockholder by the Company as restricted shares (whether vested or non-vested) under any of the Company’s stock incentive plans.

Stockholder Proposals for the 2025 Annual Meeting

If any stockholder wishes to propose a matter for consideration at our 2025 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary at FuelCell Energy, Inc., Office of the Corporate Secretary, 3 Great Pasture Road, Danbury, CT 06810. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2025 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Corporate Secretary on or before October 19, 2024 and must comply with the requirements of Rule 14a-8. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our third amended and restated by-laws (“by-laws”) permit stockholders to nominate directors and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2025, you must submit a timely notice in accordance with the procedures described in our by-laws. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the immediately preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2025, such a proposal must be received on or after December 5, 2024, but not later than January 4, 2025. In the event that the date of the Annual Meeting of Stockholders to be held in 2025 is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary date of the 2024 Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than the 120th day prior to the Annual Meeting of Stockholders to be held in 2025 and not later than the 90th day prior to such Annual Meeting of Stockholders to be held in 2025 or, if later, the 10th day following the day on which public disclosure of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our by-laws. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of SEC Rule 14a-19(b).

18	Special Meeting Proxy Statement

Householding

Individual stockholders sharing an address with one or more other stockholders may elect to “household” the mailing of the proxy statement, or the notice of internet availability of proxy materials, as applicable. This means that only one proxy statement or notice will be sent to that address unless one or more stockholders at that address specifically elect to receive separate mailings. Stockholders who participate in householding will continue to receive separate proxy cards. We will promptly send a separate Proxy Statement or notice to a stockholder at a shared address on request. Stockholders with a shared address may also request us to send separate proxy statements or notices in the future, or to send a single copy in the future if we are currently sending multiple copies to the same address. Requests related to householding should be mailed to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or call Broadridge at 1-800-542-1061.

If you are a stockholder whose shares are held by a bank, broker or other nominee, you can request information about householding from your bank, broker or other nominee.

Quorum and Vote Required

The holders of at least 33 1/3 percent in voting power of the shares of Common Stock issued, outstanding and entitled to vote as of the Record Date present, in person (by virtual presence online) or by proxy, at the Special Meeting will constitute a quorum at the Special Meeting. Abstentions and broker non-votes (if any) are counted as present and entitled to vote for purposes of determining a quorum.

Approval of Proposal 1, the Reverse Stock Split Proposal, requires the affirmative vote of a majority of the votes cast in person (online during the virtual meeting) or by proxy on such proposal at the Special Meeting. This means that the Reverse Stock Split Proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Abstentions are not counted as votes cast and will have no effect on the vote on this proposal. We do not expect there to be any broker non-votes with respect to this proposal, however, if there are any broker non-votes, they will not be counted as votes cast and they will have no effect on the vote on this proposal.

Approval of Proposal 2, the Adjournment Proposal, requires the affirmative vote of a majority of the votes cast in person (online during the virtual meeting) or by proxy on such proposal at the Special Meeting. This means that the Adjournment Proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Abstentions are not counted as votes cast and will have no effect on the vote on this proposal. We do not expect there to be any broker non-votes with respect to this proposal, however, if there are any broker non-votes, they will not be counted as votes cast and they will have no effect on the vote on this proposal.

Each of the proposals is a “routine” matter under NYSE Rule 452 on which brokers may vote without instruction from beneficial owners. Therefore, we do not expect there to be any broker non-votes with respect to the proposals. However, if there are any broker non-votes with respect to a proposal, they will not be counted as votes cast and they will have no effect on the vote for such proposal.

If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote your shares, the broker may exercise its discretion to vote your shares in the absence of your instruction.

Counting Votes

You may vote “FOR”, “AGAINST” or “ABSTAIN” with respect to each of the proposals presented. A vote “FOR” will be counted in favor of the applicable proposal and a vote “AGAINST” will be counted against the applicable proposal. As noted above, an “ABSTAIN” vote will have no effect on the voting results for the Reverse Stock Split Proposal/Proposal 1 or the Adjournment Proposal/Proposal 2.

All properly executed proxies returned in time to be counted at the Special Meeting will be voted by the persons identified on the proxy card at the Special Meeting. Shares represented by a properly executed proxy received prior to the vote at the Special Meeting and not revoked will be voted at the Special Meeting as directed on the proxy. If a properly executed proxy is submitted by a stockholder who holds shares directly as the stockholder of record, but such proxy does not include voting instructions, the proxy will be voted “FOR” each of the proposals described in this Proxy Statement.

Broadridge Financial Solutions, Inc. will be the tabulator of the votes for the Special Meeting.

Voting By Proxy

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Special Meeting. If you are a stockholder of record, you may submit your voting instructions by proxy. You can

Special Meeting Proxy Statement	19

submit your proxy over the internet, by mail or by telephone by following the instructions provided in the “Proxy Summary” or on your proxy card or notice of internet availability. The persons named as attorneys-in-fact and proxies in the proxy, Jason Few and Joshua Dolger, were selected by our Board.

A stockholder may change its voting instructions and/or revoke its proxy at any time prior to the vote at the Special Meeting. A stockholder of record may change its voting instructions or revoke its proxy by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), by providing a written notice of revocation to the Corporate Secretary of the Company or by voting in person at the Special Meeting (by attending the virtual Special Meeting online and voting online). Attendance at the Special Meeting will not cause a stockholder’s previously granted proxy to be revoked unless such stockholder specifically so requests in writing or such stockholder votes in person at the Special Meeting (by attending the virtual Special Meeting online and voting online). For stockholders who hold their shares beneficially in street name, such stockholders may change their voting instructions by submitting new voting instructions to their broker, trustee or nominee following the instructions it has provided, or by attending the virtual Special Meeting online and voting online. All expenses incurred in connection with the solicitation of proxies will be borne by the Company. In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors and employees (for no additional compensation) in person or by telephone. We have also hired Alliance Advisors to assist in the solicitation of proxies. Fees for this service are estimated to be approximately $19,500, plus out-of-pocket expenses. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact Alliance Advisors, LLC, the proxy solicitation agent for the Company, by telephone at (888) 490-5067 (toll free) or by email at fcel@allianceadvisors.com.

Other Matters

As of the date of this Proxy Statement, the Board knows of no matters which will be presented for consideration at the Special Meeting other than the proposals set forth in this Proxy Statement.

Information About Attending the Special Meeting

Admission to the Special Meeting will be restricted to holders of record (or their valid proxyholders) and beneficial owners of FuelCell Energy voting securities as of the Record Date, September 10, 2024. The Special Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Special Meeting by visiting the following website www.virtualshareholdermeeting.com/FCEL2024SM. To participate in the Special Meeting, you will need the 16-digit control number included on your notice of internet availability, on your proxy card, or in the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Special Meeting. Shares for which you are the beneficial owner but not the stockholder of record may also be voted electronically during the Special Meeting. However, even if you plan to attend the virtual Special Meeting, the Company recommends that you submit your proxy in advance, so that your vote will be counted if you later decide not to attend the Special Meeting.

You are entitled to attend the virtual Special Meeting only if you were a stockholder as of the Record Date for the Special Meeting, which was September 10, 2024, or you hold a valid proxy for the Special Meeting. If you were a stockholder as of the Record Date, you may attend the Special Meeting, vote and submit a question during the Special Meeting by visiting www.virtualshareholdermeeting.com/FCEL2024SM and using your 16-digit control number to enter the Special Meeting.

If you have questions regarding admission to the Special Meeting you may contact the office of the Corporate Secretary at:

FuelCell Energy, Inc.

Office of the Corporate Secretary

3 Great Pasture Road

Danbury, CT 06810

(203) 825-6000

corporatesecretary@fce.com

Please include the following information with your inquiry:

●	Your name and complete mailing address;
●	Your email address; and
●	Proof that you own FuelCell Energy shares (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement).

20	Special Meeting Proxy Statement

Annex A — Certificate of Amendment
of Certificate of Incorporation

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

FUELCELL ENERGY, INC.

It is hereby certified that:

1.The name of the corporation is FuelCell Energy, Inc. (the “Corporation”).

2.The Board of Directors of the Corporation has duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), declaring said amendment to be advisable and calling for the stockholders of the Corporation to consider such amendment at a special meeting of the stockholders of the Corporation, which amendment would amend Article Fourth of the Certificate of Incorporation by adding the following paragraph to the end of Article Fourth of the Certificate of Incorporation:

“Upon the filing and effectiveness of this Certificate of Amendment (the “Effective Time”), the shares of the Common Stock issued and outstanding or held in the treasury (if any) immediately prior to the Effective Time shall be automatically combined and reclassified, without further action, such that each ten (10) to thirty (30) shares of issued Common Stock immediately prior to the Effective Time is reclassified into one (1) validly issued, fully paid and non-assessable share of Common Stock, the exact ratio within the ten (10) to thirty (30) range to be determined by the Board of Directors prior to the Effective Time and publicly announced by the Corporation. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any holder of Common Stock immediately prior to the Effective Time who would otherwise be entitled to a fraction of a share of Common Stock shall be entitled to receive a cash payment (without interest) in an amount equal to the fraction of a share of Common Stock to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported on The Nasdaq Stock Market, on the date of the Effective Time. Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified, provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.”

3.Pursuant to a resolution of the Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware (the “DGCL”), at which meeting the necessary number of shares as required by the DGCL were voted in favor of the amendment.

4
	Special Meeting Proxy Statement	21

4.The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

5.This Certificate of Amendment shall become effective as of [•] [•].m., Eastern time, on [•], 20[•].

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the undersigned officer this ____ day of _______, 20__.

By:
Name:	Michael S. Bishop
Title:	Executive Vice President, Chief Financial Officer, and Treasurer

22	Special Meeting Proxy Statement

ONLINE ACCESS TO PROXY MATERIALS

To view this Proxy Statement, visit

www.fuelcellenergy.com and click on the “Investors” tab on the top on the page, visit www.proxyvote.com, or scan the following QR code.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V56472-S95935 For Against Abstain ! ! ! FUELCELL ENERGY, INC. 3 GREAT PASTURE ROAD DANBURY, CT 06810 ATTN: CORPORATE SECRETARY VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FCEL2024SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. FUELCELL ENERGY, INC. The Board of Directors recommends you vote FOR each of Proposals 1 and 2. 1. To adopt an amendment to the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's issued and outstanding shares of Common Stock, par value $0.0001 per share, and shares of Common Stock held in treasury at a specific ratio ranging from one-for-ten (1:10) to one-for-thirty (1:30), at any time prior to May 23, 2025, with the exact ratio to be determined by the Board of Directors without further approval or authorization of our stockholders. 2. To approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! SCAN TO VIEW MATERIALS & VOTEw

V56473-S95935 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on Thursday, October 31, 2024: The Notice and Proxy Statement are available at www.proxyvote.com. FUELCELL ENERGY, INC. PROXY FOR THE OCTOBER 31, 2024 SPECIAL MEETING OF STOCKHOLDERS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Jason Few and Joshua Dolger, and each of them, as proxies and attorneys-in-fact, with full power of substitution, to vote as directed on the reverse side all shares of Common Stock of FuelCell Energy, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the Special Meeting of Stockholders to be held on Thursday, October 31, 2024, at 11:00 a.m. Eastern Daylight Time virtually at www.virtualshareholdermeeting.com/FCEL2024SM and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposal 1 and Proposal 2. If other matters properly come before the meeting or any adjournment or postponement thereof, the above named proxies will vote on such matters in their discretion. This proxy may be used by stockholders of record as of September 10, 2024. Continued and to be signed on reverse side